CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Counsel and Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the use of our report dated November 24, 2009 on Dreyfus Natural Resources Fund for the fiscal year ended September 30, 2009 which is incorporated by reference in this Registration Statement (Form N-1A Nos. 333-34474 and 811-09891) of Dreyfus Opportunity Funds.

ERNST & YOUNG LLP

New York, New York
January 25, 2010